Exhibit 99.1

OPHTHALIX INC.

ANNEX A - ISRAEL

TO THE 2012 INCENTIVE OPTION SCHEME

DEFINITIONS

For purposes of this Annex and the Grant Notification Letter, the following definitions shall apply:

(a)

“Affiliate” - any “employing company” within the meaning of Section 102(a) of the Ordinance.

(b)

“Approved 102 Option” - an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Grantee.

(c)

“Capital Gain Option (CGO)” - an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

(d)

“Controlling Shareholder” - shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

(e)

“Date of Grant” – the date upon which the Option is granted to the Grantee.

(f)

“Employee” - a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

(g)

“Grantee” – a person who receives an Option under this Annex.

(h)

“ITA” - the Israeli Tax Authorities.

(i)

“Non-Employee” - a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

(j)

“Ordinary Income Option (OIO)” - an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

(k)

“102 Option” - any Option granted to Employees pursuant to Section 102 of the Ordinance.

(l)

“3(i) Option” - an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

(m)

“Ordinance” - the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

(n)

“Section 102” - Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(o)

“Trustee” - any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

(p)

“Unapproved 102 Option” - an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

For the avoidance of any doubt, it is hereby clarified that any capitalized terms not specifically defined in this Annex shall be construed according to the interpretation given to it in the Plan.

ANNEX A - ISRAEL

1.

GENERAL

1.1.

This Annex (the: “Annex”) shall apply only to Grantees who are residents of the State of Israel at the Date of Grant or those who are deemed to be residents of the state of Israel for the payment of tax at the Date of Grant. The provisions specified hereunder shall form an integral part of Section 5 of the 2012 Stock Incentive Plan (the: “Plan”) of OphthaliX Inc. (the: “Company”) and in particular Section 5 of the Plan (hereinafter: the “Scheme”), which applies to the issuance of options to purchase shares of Common Stock (the: “Shares”) of the Company. According to the Scheme, Options to purchase the Company’s Shares may be issued to employees, directors, consultants and service provides of the Company or its affiliates. The tax rules and the US tax provisions and regulatiosn shall not apply to any grants hereunder to a Grantee who is a resident of the State of Israel at the Date of Grant or those who are deemed to be residents of the State of Israel for the payment of tax at the Date of Grant.

1.2

This Annex is effective with respect to Options granted following Amendment no. 132 of the Ordinance, which entered into force on January 1, 2003.

1.3

This Annex is to be read as a continuation of the Scheme and only modifies Options granted to Israeli Grantees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Annex does not add to or modify the Scheme in respect of any other category of Grantees.

1.4

The Scheme and this Annex are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Annex and the Scheme, the provisions set out in the Annex shall prevail.

2.

ISSUANCE OF OPTIONS

2.1

The persons eligible for participation in the Scheme as Grantees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options.

2.2

The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

2.3

The grant of Approved 102 Options shall be made under this Annex adopted by the Board, and shall be conditioned upon the approval of this Annex by the ITA.

2.4

Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

2.5

No Approved 102 Options may be granted under this Annex to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the: “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Annex and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Grantees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

2.6

All Approved 102 Options must be held in trust by a Trustee, as described in Section 3 below.

2.7

For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

3.

TRUSTEE

3.1

Approved 102 Options which shall be granted under this Annex and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Grantees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the: “Holding Period”). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

3.2

Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Grantee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

3.3

With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, a Grantee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee.

3.4

Upon receipt of Approved 102 Option, the Grantee will sign an undertaking in which he or she will give his or her consent to the grant of the Option under Section 102, and will undertake to comply with the terms of Section 102 and the trust agreement between the Company and the Trustee. Furthermore, each Grantee shall sign and execute an undertaking in relation to the voting of any Share received upon the exercise of an Approved 102 Option.

4.

THE OPTIONS

The terms and conditions, upon which the Options shall be issued and exercised, shall be as specified in a letter to be executed pursuant to the Scheme and to this Annex (the: “Grant Notification Letter”). Each Grant Notification Letter shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the Purchase Price.

5.

FAIR MARKET VALUE

Without derogating from the definition of “Fair Market Value” enclosed in the Scheme and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the CGOs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

6.

EXERCISE OF OPTIONS

6.1

Options shall be exercised by the Grantee by giving a written notice to the Company and/or to any third party designated by the Company (the: “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Purchase Price for the number of Shares with respect to which the option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the option is being exercised.

6.2

Without derogating from Section 11(b) of the Plan, and in addition thereto, with respect to Approved 102 Options, any shares of Common Stock allocated or issued upon the exercise of an Approved 102 Option, shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

7.

ASSIGNABILITY AND SALE OF OPTIONS

7.1

Notwithstanding any other provision of the Scheme, no Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of such Grantee's rights to purchase Shares hereunder shall be exercisable only by the Grantee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

7.2

As long as Options or Shares purchased pursuant to thereto are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.

INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

8.1

With regards to Approved 102 Options, the provisions of the Scheme and/or the Annex and/or the Grant Notification Letter shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Scheme and of the Annex and of the Grant Notification Letter.

8.2

Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Scheme or the Annex or the Grant Notification Letter, shall be considered binding upon the Company and the Grantees.

9.

DIVIDEND

Subject to the Company’s incorporation documents, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised options) allocated or issued upon the exercise of Options and held by the Grantee or by the Trustee as the case may be, the Grantee shall be entitled to receive dividends in accordance with the quantity of such shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

10.

TAX CONSEQUENCES

10.1

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

10.2

The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to a Grantee until all required payments have been fully made.

10.3

With respect to Unapproved 102 Option, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

11.

GOVERNING LAW & JURISDICTION

This Annex shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the State of Delaware shall have sole jurisdiction in any matters pertaining to this Annex.

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